                                                                    EXHIBIT 10.5

                                     Page 14


                               SUBLEASE AGREEMENT



DATED:  July 23, 2002

ARTICLE 1:  FUNDAMENTAL SUBLEASE PROVISIONS.

1.1      PARTIES: "SUBLESSOR"       Adaptec, Inc., a Delaware corporation

                  "SUBLESSEE"      HomeDirector, Inc., a Delaware corporation

                  "MASTER LESSOR"  Shea Center Livermore, LLC, a California
                                   limited liability company

1.2 MASTER LEASE: (Article 3): Sublessor, as tenant, is leasing from Master Lessor, as landlord, approximately 36,400 rentable square feet located at 2501 Collier Canyon Road in the City of Livermore, California 94550 (the "PREMISES") on the terms and subject to the conditions of that certain Triple Net Lease dated as of October 26, 2000 (the "MASTER LEASE"). A copy of the Master Lease is attached hereto as EXHIBIT A. The Premises are located within a four building project within the Complex ("PHASE ONE") containing a total of approximately 189,200 rentable square feet, together with associated parking areas, driveways and other common areas, which complex is known as the Shea Center (the "COMPLEX").

1.3 SUBLEASE PREMISES: (Article 2): The premises subleased hereby (the "SUBLEASE PREMISES") constitutes a portion of the Premises, contains approximately 11,470 rentable square feet, is commonly known as 2525 Collier Canyon Road, and is shown as "Suite 2" on the floor plan attached hereto as EXHIBIT B.

1.4 SUBLEASE TERM: (Article 4): The term of this Sublease (the "SUBLEASE TERM") is sixty-seven (67) calendar months, beginning on the Commencement Date and ending on the Termination Date described below, unless commenced later or terminated earlier pursuant to the terms of this Sublease.

1.5  SCHEDULED COMMENCEMENT DATE: (Article 4.1): August 1, 2002

1.6  TERMINATION DATE: (Article 4.1): February 28, 2008

1.7  MINIMUM MONTHLY RENT: (Article 5.2):

         August 1, 2002       -     January 31, 200           $0.00/NNN/rsf     $0.00/month
         February 1, 2003     -     January 31, 2004          $1.30/NNN/rsf     $14,911.00/month
         February 1, 2004     -     January 31, 2005          $1.34/NNN/rsf     $15,370.00/month
         February 1, 2005     -     January 31, 2006          $1.38/NNN/rsf     $15,829.00/month
         February 1, 2006     -     January 31, 2007          $1.42/NNN/rsf     $16,287.00/month
         February 1, 2007     -     February 28, 2008         $1.46/NNN/rsf     $16,746.00/month

         RENT COMMENCEMENT DATE: (Article 4.2): February 1, 2003

1.8 PREPAID RENT: (Article 5.4): $17,893.00 (which includes Minimum Monthly Rent, and estimated Additional Rent)

1.9  ADDITIONAL RENT COMMENCEMENT DATE: (Article 5.3): August 1, 2002

1.10 SECURITY DEPOSIT: (Article 6): $39,456.00 (which includes the last two month's of Minimum Monthly Rent, and estimated Additional Rent)

1.11 PERMITTED USE: (Article 7): General office, administrative, sales and customer service, in strict compliance with the Master Lease.

1.12 SUBLESSEE'S PRO RATA SHARE: (Article 5.3): 31.51% of the Premises.

1.13 ADDRESSES FOR NOTICES: (Article 11):

                  Master Lessor:    Shea Center Livermore, LLC
                                    2155 Las Positas Court, Suite U
                                    Livermore, CA 94550
                                    Attn: Robert M. Burke
                                    (925) 373-2235 phone
                                    (925) 373-2555 fax

                  Sublessor:        Adaptec, Inc.
                                    691 South Milpitas Boulevard
                                    Milpitas, CA 95035
                                    Attn: Bob Kraiss
                                    (408) 957-4832 phone
                                    (408) 957-6600 fax

                  Sublessee:        HomeDirector, Inc.

                                    PRIOR TO THE COMMENCEMENT DATE:
                                    7132 Santa Theresa Blvd.
                                    San Jose, CA 95139
                                    Attn: Robert Wise, President
                                    (408) 226-6297    phone
                                    (408) 226-6299   fax

                                    FOLLOWING THE COMMENCEMENT DATE:
                                    2525 Collier Canyon Road
                                    Livermore, CA 94550
                                    Attn: Robert Wise, President
                                    (408) 226-6297    phone
                                    (408) 226-6299   fax

1.14 MAXIMUM VEHICLE PARKING: (Article 19): 43 unreserved spaces (3.8/1000 RSF).

1.15 SUBLESSOR'S BROKER: (Article 21.4): Jim Peterson and Paul Sheehan, Cornish & Carey

1.16 SUBLESSEE'S BROKER: (Article 21.4): Michael K. Lloyd, Mike Rosendin and Dan Bergen, Colliers International

1.17 EXHIBITS AND ADDENDA: The following exhibits are annexed to this Sublease:

                  Exhibit A  - Master Lease
                  Exhibit B  - Floor Plan of the Premises
                  Exhibit C  - Consent to Sublease
                  Exhibit D  - Sign Criteria
                  Exhibit E  - Furniture Layout

Each  reference in this  Sublease  Agreement  ("SUBLEASE")  to any  provision in
Article 1 shall be construed to incorporate all of the terms of each such provision. In the event of any conflict between this Article 1 and the balance of the Sublease, the balance of the Sublease shall control. Capitalized terms that are not defined in this Sublease shall have the meanings given in the Master Lease.

ARTICLE 2:  SUBLEASE PREMISES.

2.1 SUBLEASE. Sublessor hereby subleases the Sublease Premises to Sublessee, and Sublessee hereby subleases the Sublease Premises from Sublessor, upon the terms and conditions hereinafter set forth. Sublessee acknowledges that the rentable area of the Sublease Premises as specified in Article 1 is an estimate and that Sublessor does not warrant the exact rentable area of the Sublease Premises. By taking possession of the Sublease Premises, Sublessee accepts the rentable area of the Sublease Premises as that specified in Article 1.

2.2 CONDITION OF THE SUBLEASE PREMISES: "AS IS." Sublessee hereby agrees to accept possession of the Sublease Premises in its "As Is" condition. Sublessee acknowledges that except as expressly stated in this Sublease: (i) Sublessor makes no warranties or representations regarding the physical condition of the Sublease Premises; (ii) Sublessee has had an opportunity to inspect the Sublease Premises; and the environmental condition of the Sublease Premises and related common areas; and to hire experts to conduct such inspections on its behalf; and
(iii) Sublessee is leasing the Sublease Premises based on its own inspection of the Sublease Premises and those of its agents, and is not relying on any statements, representations or warranties of Sublessor or Sublessor's agents regarding the physical condition of the Sublease Premises.

2.3      IMPROVEMENTS TO THE SUBLEASE PREMISES.

         2.3.1 CONSTRUCTION OF SUBLESSEE IMPROVEMENTS. Sublessee may construct certain interior improvements ("SUBLESSEE IMPROVEMENTS") within the Sublease Premises, subject to all the terms and conditions contained in this Sublease and
Section 10 of the Master Lease. The Sublessee Improvements may include, but not be limited to, reconfiguring the Furniture (as defined in Article 21) to Sublessee's needs, construction of demising of walls for a training room, demising of walls for an area for inventory and a demonstration room, demising of walls for a conference room, and all related electrical work, lighting fixtures and mechanical work. Sublessor shall have no responsibility to Sublessee or to any other parties for the construction or installation of the Sublessee Improvements. To the extent that Master Lessor consents to the Sublessee Improvements, Sublessor shall not withhold its consent to such improvements.

         2.3.2    ALLOWANCE FOR IMPROVEMENTS TO THE SUBLEASE PREMISES.

                  2.3.2.1 AMOUNT. Sublessor shall provide an allowance for the Improvement Costs (defined below) incurred by Sublessee in completing the Sublessee Improvements in an amount of up to $4.00 per rentable square foot, which is equivalent to $44,880 (the "IMPROVEMENT ALLOWANCE"). To the extent that the costs for the Sublessee Improvements exceed the Improvement Allowance, Sublessee shall be responsible for such excess costs.

                  2.3.2.2 PAYMENT TERMS. Concurrently with its request for payment of the Improvement Allowance ("PAYMENT REQUEST"), Sublessee shall submit to Sublessor (i) original lien waivers from all contractors and subcontractors, and (ii) such other documentation as Sublessor may reasonably require to evidence completion of the work pertaining to such payment (collectively, the "REQUEST PACKAGE"). Within thirty (30) days following Sublessor's receipt of the Request Package, Sublessor shall deliver to Sublessee: (i) a written notice of any amounts included in the Payment Request that are disputed by Sublessor as outside of the scope of Improvement Costs (as defined in Section 2.3.2.3) ("DISPUTED AMOUNTS") (if any), and (ii) payment of the balance of the Payment Request (the "UNDISPUTED AMOUNTS"). If Sublessor delivers an notice of Disputed Amounts, then the parties shall confer and negotiate in good faith to reach agreement as to whether the Disputed Amounts are within the scope of Improvement Costs. Sublessee shall have a right to offset the Disputed Amounts against future Rent payable under this Sublease,. If a Disputed Amount is not resolved by the parties in a reasonably acceptable manner within 30 days, either party may refer the matter to an expedited arbitration procedure, for resolution within 90 days. The unsuccessful party would be responsible for the costs of the arbitration process. If it is determined that the amount contested is not to be covered by the Improvement Allowance, Sublessor shall not be required to make such payment to Sublessee and Sublessee shall promptly pay the amount that it has offset against rent, if any. If Sublessor fails to deliver payment of any Undisputed Amounts within such thirty (30) day period, then Sublessee shall have the right to offset the total of such Undisputed Amounts against future Rent payable under this Sublease.

                  2.3.2.3  DEFINITION OF IMPROVEMENT  COSTS. As used herein, the term "IMPROVEMENT COSTS" shall mean and include all hard and soft costs related to the design and construction of the Sublessee Improvements, as approved by Sublessor and Master Lessor (as required by Section 10 of the Master Lease), including without limitation (i) engineering and architectural fees; (ii) the cost of processing applications for all required governmental approvals and permits, and all fees, taxes or other charges levied by governmental authorities in connection therewith; (iii) all labor and supervision costs; (iv) the cost of acquiring materials, supplies and equipment rental; (v) the contract price for all construction work undertaken by general contractors and sub-contractors, including fees, general conditions and overhead of the contractors, as applicable; (vi) the cost of procuring and installing Sublessee's signage; and
(vii) any overhead fee or supervisory fee charged under the Master Lease.

                  2.3.2.4 EXCLUSIONS FROM IMPROVEMENT COSTS. The Improvement Costs shall not include any costs incurred by Sublessee in completing any work or installations that are not approved by Sublessor and Master Lessor or that are needed for Sublessee's special use of the Sublease Premises or the operation of Sublessee's business in the Sublease Premises, including without limitation
(i) the cost of procuring and installing Sublessee's trade fixtures, equipment, cabling, workstations, cubicles, furniture and other personal property necessary or incidental to the operation of Sublessee's business; and (ii) taxes, fees, charges and levies by governmental authorities for the foregoing. In addition, the conceptual space planning provided by Sublessor shall be at Sublessor's sole cost and expense (with up to a maximum of two revisions), and is not included as part of the Improvement Allowance.

         2.3.3 SUBLESSOR'S APPROVAL. Sublessor's approval of Sublessee's plans for the Sublessee Improvements shall in no way be deemed assurances that the Sublessee Improvements comply with applicable laws, ordinances or codes, or any implied warranty of the adequacy or sufficiency of the design or quality of any items shown therein. Sublessor shall cooperate with Sublessee by signing any documents required to enable Sublessee to obtain whatever authorizations are required to proceed with the Sublessee Improvements when requested by Sublessee.

2.4      COMPLIANCE WITH LAWS.

         2.4.1 SUBLESSOR'S OBLIGATIONS. Sublessor represents and warrants that to Sublessor's Knowledge (as defined in Article 22.6 below), the Sublease Premises as they exist on the date of this Sublease do not violate any ordinance, rule, code, or regulation of any governmental agency, and Sublessor has not received any notice of such violation. Sublessor agrees to cure such violations existing as of the date of this Sublease (to the extent such cure is the responsibility of Sublessor under the terms of the Master Lease) or to request Master Lessor to cure such violations (if applicable) which either prevent Sublessee from obtaining permits for the Sublessee Improvements or interfere with Sublessee's ability to use and occupy the Sublease Premises. For each day that there is a delay in Sublessee's ability to obtain its permits for the Sublessee Improvements or to use the Sublease Premises because of an existing violation, the Rent Commencement Date shall be delayed; provided, however, if Sublessee is occupying and conducting its business in the Sublease Premises, then the Rent Commencement Date shall not be subject to any delay.

         2.4.2 SUBLESSEE'S OBLIGATIONS. Sublessee shall, at Sublessee's sole cost and expense, be responsible for bringing the Sublease Premises into compliance with any statutes, rules, regulations, ordinances, requirements (whether presently existing or hereinafter enacted), insurance regulations or otherwise, including but not limited to compliance with Americans with Disabilities Act and Title 24 requirements (collectively, "APPLICABLE LAWS") to the extent that compliance with such Applicable Laws is "triggered" by (i) the demising of the Sublease Premises as contemplated by this Sublease, or (ii) Sublessee's specific and unique use or occupancy of the Sublease Premises; or
(iii) the Sublessee Improvements or other work to the Sublease Premises, or (iv) Sublessee's application for a building permit or any other governmental approval. Notwithstanding the foregoing, if Sublessee's application of a building permit or other governmental approval is denied or conditioned on the correction of violations of Applicable Laws pertaining to the condition of the Premises prior to such submission by Sublessee, then the cost of correcting such violations of Applicable Laws shall not be the responsibility of Sublessee.

2.5 PERSONAL PROPERTY. Except as specifically provided in Article 21, Sublessee acknowledges that the Sublease Premises shall not include any fixtures, equipment, cabling, security systems, furniture, or other personal property belonging to Sublessor.

2.6 ALTERATIONS TO PREMISES. Sublessee shall not make any alterations, additions, or improvements to the Sublease Premises without the prior written consent of Sublessor, which consent shall not be unreasonably withheld, delayed or conditioned.

ARTICLE 3:  TERMS OF THE MASTER LEASE.

3.1 SUBLEASE SUBORDINATE. This Sublease is subordinate and subject to all of the terms and conditions of the Master Lease. If the Master Lease terminates for any reason whatsoever, this Sublease shall terminate concurrently, and the parties hereto shall be relieved of any liability thereafter accruing under this Sublease, except for the liabilities of the parties which by the terms of this Sublease survive the expiration or earlier termination of this Sublease.

3.2 SUBLESSEE'S OBLIGATIONS. For the benefit of Master Lessor and Sublessor, Sublessee hereby expressly agrees from and after the Commencement Date to assume, to be bound by, and to perform all the terms, conditions and covenants of the Master Lease to be fulfilled, performed or observed by Sublessor with respect to the Sublease Premises and/or Sublessee's activities in, on or around the Sublease Premises and the Complex. Sublessee shall not commit or suffer at any time any act or omission that would violate any provision of the Master Lease. PLEASE ADD A DEFAULT PROVISION WITH NOTICE AND OPPORTUNITY TO CURE, OR INCORPORATE BY REFERENCE THE ONE THAT IS INCLUDED IN THE MASTER LEASE IN SECTION 19.

3.3 SUBLESSOR'S OBLIGATIONS. So long as Sublessee is not in default under this Sublease (beyond any applicable notice and cure period), Sublessor shall not commit any act or omission during the Sublease Term that would lead to the termination of the Master Lease by Master Lessor. However, if Sublessee is in default under this Sublease (beyond any applicable notice and cure period or if no cure period is specified in either this Sublease or the Master Lease, and Sublessee does not cure such default within five (5) days after receiving written notice of such default), then Sublessor shall have no obligation to Sublessee to maintain the Master Lease for Sublessee's benefit.

3.4 MASTER LESSOR'S OBLIGATIONS. Sublessor shall not be responsible to Sublessee for furnishing any service, maintenance or repairs to the Sublease Premises that are the obligation of the Master Lessor under the Master Lease, it being understood that Sublessee shall look solely to Master Lessor for performance of any such service, maintenance or repairs. However, if Master Lessor shall fail to perform its obligations under the Master Lease, Sublessor, upon receipt of written notice from Sublessee, shall use commercially reasonable efforts to attempt to enforce the obligations of Master Lessor under the Master Lease; provided, however, that Sublessor shall not be required to incur any material costs or expenses in connection therewith unless Sublessee agrees to reimburse Sublessor for any such costs and expenses as Additional Rent hereunder.

3.5 SUBLESSOR'S RIGHTS AND REMEDIES. In addition to all the rights and remedies provided to Sublessor at law, in equity, or under the terms of this Sublease,
(a) in the event of any breach by Sublessee of any of its obligations under this Sublease (beyond any applicable notice and cure period), Sublessor shall have all of the rights and remedies with respect to such breach which are available to Master Lessor in the event of any breach under the Master Lease; and (b) as a further remedy, if Sublessee fails to perform any act on its part to be performed pursuant to the requirements of the Master Lease or as otherwise required by this Sublease, within any applicable grace periods provided herein, then Sublessor may, but shall not be obligated to, fulfill such obligations of Sublessee, including entering the Sublease Premises to perform any such act, and all costs and expenses incurred by Sublessor in doing so shall be deemed Additional Rent payable by Sublessee to Sublessor upon demand.

3.6 SUBLESSOR'S REPRESENTATIONS AND WARRANTIES. As an inducement to Sublessee to enter the Sublease, to Sublessor's Knowledge, Sublessor represents and warrants that:

         (a) There are no pending or threatened actions, suits or proceedings before any court or administrative agency against Sublessor or against Master Lessor or third parties which could, in the aggregate, adversely affect the Sublease Premises or any part thereof or the ability of Master Lessor to perform its obligations under the Master Lease or of Sublessor to perform its obligations under the Sublease, and Sublessor is not aware of any facts which might result in any such actions, suits or proceedings;

         (b)  There  is  no  pending  or  threatened   condemnation  or  similar
proceedings affecting the Premises or any portion thereof, and to Sublessor's Knowledge no such action currently is contemplated; and

         (c) There are no defaults under the Master Lease, nor has any event occurred that with notice or the passage of time would constitute a default under the Master Lease.

3.7 SUBLESSEE'S REPRESENTATIONS AND WARRANTIES. As an inducement to Sublessor to enter the Sublease, to Sublessee's actual current knowledge, Sublessee represents and warrants that:

         (a) There are no pending or threatened actions, suits or proceedings before any court or administrative agency against Sublessee or third parties which could, in the aggregate, adversely affect the Sublease Premises or any part thereof or the ability of Sublessee to perform its obligations under the Sublease, and Sublessee is not aware of any facts which might result in any such actions, suits or proceedings.

ARTICLE 4:  SUBLEASE TERM.

4.1 COMMENCEMENT AND TERMINATION DATES. The term of this Sublease ("SUBLEASE TERM") shall be for the period of time commencing on the scheduled commencement date described in Article 1 (the "COMMENCEMENT DATE") and ending on the termination date described in Article 1 or on such earlier date of termination as provided in this Sublease (the "TERMINATION DATE").

4.2 DELAY IN COMMENCEMENT. If for any reason possession of the Sublease Premises has not been delivered to Sublessee by the scheduled Commencement Date or any other date, Sublessor shall not be liable to Sublessee or any other person or entity for any loss or damage resulting therefrom. In the event of such delay, the Commencement Date and the Rental Commencement Date shall be delayed by an equivalent period of time, but the Termination Date shall not be extended. If Sublessor is unable to deliver possession of the Sublease Premises to Sublessee by August 31, 2002, then Sublessee may terminate this Sublease by giving written notice to Sublessor at any time after that date, and the parties shall have no further liability thereafter accruing under this Sublease; provided, however, that if Sublessor tenders possession to Sublessee within five (5) days after receipt of Sublessee's notice of termination, such notice shall be void.

4.3 EARLY OCCUPANCY. If Sublessor and Master Lessor permit Sublessee to occupy the Sublease Premises prior to the Commencement Date, such occupancy shall be subject to all of the provisions of this Sublease (including, without limitation, Articles 10 and 14) and the Master Lease, including the payment of Additional Rent. Early occupancy of the Sublease Premises shall not advance the Termination Date. Sublessee shall, prior to entering the Sublease Premises, deliver to Sublessor certificates of insurance evidencing the policies required of Sublessee under this Sublease.

ARTICLE 5:  RENT AND ADDITIONAL EXPENSES.

5.1 PAYMENT OF RENT. All monies payable by Sublessee under this Sublease shall constitute "RENT" for all purposes under this Sublease. All Rent shall be paid in lawful money of the United States, without any deduction, offset or demand, to Sublessor at the address specified in Article 1 or such other place as Sublessor may designate in writing. No payment by Sublessee of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction, and Sublessor may accept such check or payment without prejudice to its right to recover the balance of such Rent or to pursue any other remedy. Rent for any partial calendar months at the beginning or end of the Sublease Term shall be prorated based on a thirty (30) day month.

5.2 MINIMUM MONTHLY RENT.  Sublessee shall pay to Sublessor the sum set forth in
Article 1 hereof as "MINIMUM MONTHLY RENT", in advance, on the first day of each calendar month throughout the Sublease Term, commencing on the Rental Commencement Date.

5.3 ADDITIONAL RENT. Commencing on the Commencement Date (or, if earlier, upon occupancy of the Sublease Premises by Sublessee), Sublessee shall pay to Sublessor, on the first day of each calendar month, as "ADDITIONAL RENT," Sublessee's Pro Rata Share (based on the percentage set forth in Article 1.12) of estimated payments due under the Master Lease for Operating Expenses and Real Property Taxes for the Premises. However, notwithstanding anything to the contrary contained in this Sublease, Sublessee shall not be required to pay any Additional Rent or perform any obligation that is (i) fairly allocable to any period of time prior to the Commencement Date or following the Termination Date or earlier expiration of the Sublease Term; or (ii) payable as a result of a default by Sublessor of any of its obligations under the Master Lease (unless such default is a result of Sublessee's default under this Sublease). As of the Commencement Date, Additional Rent is estimated to be Twenty-six cents ($0.26) per rentable square foot per month.

         Pursuant to the terms of the Master Lease, Master Lessor is required to reconcile the actual expenses for the Premises as compared to the estimated payments made throughout the preceding calendar year. Following Sublessor's receipt of such reconciliation from Master Lessor, Sublessor shall promptly forward a copy of such reconciliation to Sublessee, and there shall be an adjustment between Sublessor and Sublessee for any over or under payment of such Additional Rent items for the preceding calendar year, with payment to Sublessor or credit to Sublessee against the next installment of Additional Rent (or refund following the expiration of the Sublease Term), as the case may require, within 10 days after Sublessor's delivery of such reconciliation to Sublessee.

5.4 PREPAID RENT. Concurrently with Sublessee's execution of this Sublease, Sublessee shall pay to Sublessor the sum specified in Article 1 as Prepaid Rent, which shall be applied to the installments of Minimum Monthly Rent and Additional Rent first coming due under this Sublease.

5.5 LATE CHARGE. If Sublessee fails to pay any Rent within five (5) business days following the date that such Rent is due hereunder, then Sublessee shall pay Sublessor a late charge equal to ten percent (10%) of such delinquent amount as liquidated damages for Sublessee's failure to make timely payment, but in no event more than the maximum late charge allowed by law; provided, however, Sublessee shall be entitled to one waiver during the Sublease Term of the late charges set forth in this section. Any notice given by Sublessor pursuant to any statute governing unlawful detainer actions shall be deemed to be concurrent with, and not in addition to, the notice required herein. This provision for a late charge shall not be deemed to grant Sublessee a grace period or extension of time for performance. If any Rent remains delinquent for a period in excess of fifteen (15) days then, in addition to such late charge, Sublessee shall pay to Sublessor interest on the delinquent amount from the date such amount was due until the date such amount is paid in full, at the Interest Rate (as defined in Section 1.12 of the Master Lease).

5.6 RENT ABATEMENT. If Sublessor receives an abatement of Rent under the Master Lease pertaining to the Sublease Premises, then Sublessee shall be entitled to an abatement of Rent for the same period in the proportion that rentable square feet of the Sublease Premises that Sublessee is prevented from using, and does not use, bears to the total rentable square feet of the Sublease Premises. Notwithstanding the foregoing to the contrary, if the damage is due to the negligence or willful misconduct of Sublessee or Sublessee's agents, contractors, licensees, subtenants, employees or invitees, there shall be no abatement of Rent to the extent there are insufficient rent loss proceeds.

ARTICLE 6:  SECURITY DEPOSIT.

6.1 SECURITY DEPOSIT. Upon execution of this Sublease, Sublessee shall deposit with Sublessor in cash the sum specified in Article 1 hereof as a security deposit, and not as prepayment of rent (the "SECURITY DEPOSIT"). The Security Deposit shall be held by Sublessor as security for Sublessee's faithful performance under this Sublease. If Sublessee fails to pay any Rent as and when due under this Sublease or otherwise fails to perform its obligations hereunder, then Sublessor may, at its option and without prejudice to any other remedy which Sublessor may have, apply, use or retain all or any portion of the Security Deposit toward the payment of delinquent Rent or for any loss or damage sustained by Sublessor due to such failure by Sublessee and, in this regard, Sublessee hereby waives any restriction on the uses to which the Security Deposit may be put contained in any applicable law. Sublessee shall upon demand restore the Security Deposit to the original sum deposited. The Security Deposit shall not bear interest nor shall Sublessor be required to keep such sum separate from its general funds. If Sublessor transfers the Sublease Premises during the Sublease Term, Sublessor may pay the Security Deposit to any transferee of Sublessor's interest in conformity with the provisions of applicable law, in which event the transferring Sublessor will be released from all liability for the return of the Security Deposit provided such transferee assumes Sublessor's obligations under this Sublease. Provided Sublessee is not in default beyond any applicable notice and cure period, then to the extent not otherwise applied by Sublessor as provided herein, the Security Deposit shall be returned to Sublessee within thirty (30) days after the termination of the Sublease Term. In the event of bankruptcy or other debtor-creditor proceedings filed by or against Sublessee, such Security Deposit shall be deemed to be applied first to the payment of Rent due Sublessor for the period immediately prior to the filing of such proceedings.

6.2 REDUCTION IN THE SECURITY DEPOSIT. Provided that Sublessee has not paid Rent later than the fifth (5th) day of any month and has not been in default of any Sublease provisions more than once during each Sublease Year (other than those pertaining to the payment of Rent, which are governed by the first clause of this paragraph), Sublessor shall apply $18,811.00 from the Security Deposit to the installment of Minimum Monthly Rent and Additional Rent payable for the thirty-first (31st) month of the Sublease Term. Following the application of the Security Deposit to Rent as described in the preceding sentence, Sublessee's Security Deposit requirement under the terms of the Sublease shall be reduced by such amount(s) for the balance of the Sublease Term. As used herein, the term "Sublease Year" shall mean each 12-month period during the Sublease Term, beginning on the Commencement Date.

ARTICLE 7:  USE.

7.1 USE OF THE SUBLEASE  PREMISES.  Sublessee  shall use the  Sublease  Premises solely for the purposes specified in Article 1 in strict conformance with the applicable requirements of the Master Lease, and for no other purpose whatsoever.

7.2 SUITABILITY. Sublessee acknowledges that, except as may be explicitly stated in this Sublease, neither Sublessor nor any agent of Sublessor has made any representation or warranty with respect to the Sublease Premises, the permitted uses that can be made of the Sublease Premises under existing laws, or the suitability of the Sublease Premises for the conduct of Sublessee's business, nor has Sublessor agreed to undertake any modification, alteration or improvement to the Sublease Premises.

7.3      HAZARDOUS MATERIALS.

         7.3.1 DEFINITIONS. As used herein, the term "HAZARDOUS MATERIAL" shall mean any hazardous or toxic substance, material or waste which is or becomes regulated by any state, federal, or local government authority, including without limitation all of those materials and substances designated as hazardous or toxic by the Environmental Protection Agency, the Department of Labor, the Department of Transportation, the Department of Agriculture, the Department of Health Services or the Food and Drug Agency. Without limiting the generality of the foregoing, the term "Hazardous Material" shall include (i) any substance, product, waste or other material of any nature whatsoever which may give rise to liability under any statutory or common law theory based on negligence, trespass, intentional tort, nuisance or strict liability or under any reported decisions of a state or federal court; (ii) gasoline, diesel fuel, or other petroleum hydrocarbons; (iii) polychlorinated biphenyls; (iv) asbestos containing materials; (v) urea formaldehyde foam insulation; and (vi) radon gas. As used herein, the term "Hazardous Material Law" shall mean any applicable statute, law, ordinance, or regulation of any governmental body or agency which regulates the use, storage, generation, discharge, treatment, transportation, release, or disposal of any Hazardous Material.

         7.3.2  USE  RESTRICTION.  Sublessee  shall  not  cause  or  permit  any
Hazardous Material to be used, stored, generated, discharged, treated, transported to or from, released or disposed of in, on, over, through, or about the Sublease Premises, or any other land or improvements in the vicinity of the Sublease Premises, without the prior written consent of Master Lessor and Sublessor, which consent may be withheld in the sole and absolute discretion of Master Lessor and/or Sublessor; provided, however, that subject to the terms of
Section 8.4 of the Master Lease, Sublessee may use small quantities of household cleaners and office supplies typically used in connection with professional offices so long as such use is in strict compliance with all Hazardous Material Law. In addition, concurrently with the execution of this Sublease, Sublessee shall complete and deliver to Sublessor and Master Lessor an Environmental Questionnaire in the form attached as EXHIBIT "H" to the Mater Lease. Without limiting the generality of the foregoing, (a) any use, storage, generation, discharge, treatment, transportation, release, or disposal of Hazardous Material by Sublessee shall strictly comply with all applicable Hazardous Material Laws, and (b) if the presence of Hazardous Material on the Sublease Premises caused or permitted by Sublessee or its agents, employees, invitees, visitors or contractors results in contamination of the Sublease Premises or any soil, air, ground or surface waters under, through, over, on, in or about the Sublease Premises, Sublessee, at its expense, shall promptly take all actions necessary to remediate such condition in accordance with all applicable Hazardous Material Laws.

         7.3.3 SUBLESSOR'S REPRESENTATION. Except as previously disclosed to Sublessee, to Sublessor's Knowledge, (i) no Hazardous Material is present on or about the Sublease Premises or the soil, surface water or groundwater thereof;
(ii) no underground storage tanks are present on or about the Sublease Premises; and (iii) no action, proceeding or claim is pending or threatened regarding the Sublease Premises concerning any Hazardous Material or pursuant to any Hazardous Material Law.

         7.3.4 EXEMPTION OF SUBLESSEE. Sublessee shall have no obligation or liability with respect to any Hazardous Materials placed on or about the Sublease Premises prior to the Commencement Date, except to the extent that such contamination has been exacerbated by Sublessee or Sublessee's agents, employees, invitees, visitors or contractors or by Sublessee's failure to perform its obligations under this Section 7.

ARTICLE 8:  SURRENDER.

8.1 CONDITION OF THE SUBLEASE PREMISES. Subject to the provisions of this Sublease and the Master Lease regarding damage or destruction due to casualty or condemnation, upon the expiration or earlier termination of this Sublease, Sublessee shall, at its sole cost and expense, deliver the Sublease Premises broom clean and in as good order, condition and repair as when received or as improved by Sublessee, with all of Sublessee's personal property and those items, if any, of Sublessee Improvements or alterations identified by Sublessor pursuant to Section 8.3 removed.. Furthermore, Sublessee agrees to repair any damage to the Sublease Premises, or the building of which the Sublease Premises are a part, caused by or related to the removal of any articles of personal property, business or trade fixtures, machinery, equipment, cabinetwork, signs, furniture, movable partitions or permanent improvements or additions which Sublessor allows or requires Sublessee to remove pursuant to Section 8.3, including, without limitation, repairing the floor and patching and/or painting the walls where required by Sublessor to the reasonable satisfaction of Sublessor and/or Master Lessor, all at Sublessee's sole cost and expense. Sublessee shall indemnify Sublessor against any loss or liability resulting from delay by Sublessee in so surrendering the Sublease Premises, including, without limitation, any claims made by the Master Lessor and/or any succeeding tenant founded on such delay. Such indemnity obligation shall survive the expiration or earlier termination of this Sublease.

8.2 SUBLESSOR'S RIGHT TO ACCESS. In the thirty (30) days prior to the expiration of this Sublease, or such longer time as is reasonably necessary, Sublessor shall have the right, upon at least twenty-four (24) hours prior notice, to enter the Sublease Premises to remove personal property belonging to Sublessor, if any (including without limitation any business or trade fixtures, machinery, equipment, cabinetwork, signs, furniture, and movable partitions owned by Sublessor and located within the Sublease Premises) and to remove any improvements or additions, if any, that Sublessor is required to remove prior to surrender of the Premises pursuant to the Master Lease (not including those items to be removed by Sublessee pursuant to Article 8.1 of this Sublease). Any work performed by Sublessor pursuant to the terms of the preceding sentence shall be done in a reasonable manner to minimize the amount of inconvenience and interference to Sublessee's use and occupancy of the Sublease Premises; provided, however, Sublessor shall not be liable to Sublessee for any such inconvenience or interference caused by Sublessor's exercise of its rights pursuant to this provision.

8.3 REMOVAL OF SUBLESSEE IMPROVEMENTS AND ALTERATIONS. Sublessee shall not be required to remove any of the Sublessee Improvements or alterations installed by or on behalf of Sublessee unless Sublessee is notified, at the time that it requests consent to such improvements or alterations, that such improvements and/or alterations must be removed at the end of the Sublease Term. In no event will Sublessee be required to remove any alterations and/or improvements in the Sublease Premises which were not installed by or on behalf of Sublessee or Sublessee's licensees or subtenants.

ARTICLE 9: CONSENT. Whenever the consent or approval of Master Lessor is required pursuant to the terms of the Master Lease, for the purposes of this Sublease, Sublessee, in each such instance, shall be required to obtain the written consent or approval of both Master Lessor and Sublessor. If Master Lessor refuses to grant its consent or approval, Sublessor may withhold its consent or approval and Sublessee agrees that such action by Sublessor shall be deemed reasonable.

ARTICLE 10: INSURANCE. All insurance policies required to be carried by "Tenant" under the Master Lease shall be maintained by Sublessee pursuant to the terms of the Master Lease; provided, however, that Subtenant shall not have a deductible amount exceeding Five Thousand Dollars ($5,000.00). Such policies shall name Sublessor and Master Lessor (and such other lenders, persons, firms, or corporations as are designated by Sublessor or Master Lessor) as additional insureds by endorsement. All policies shall be written as primary policies with respect to the interests of Master Lessor and Sublessor and such other additional insureds and shall provide that any insurance carried by Master Lessor or Sublessor or such other additional insureds is excess and not contributing insurance with respect to the insurance required hereunder. All policies shall also contain "cross liability" or "severability of interest" provisions and shall insure the performance of the indemnity set forth in
Article 14 of this Sublease. Sublessee shall provide Master Lessor and Sublessor with copies or certificates of all policies, including in each instance an endorsement providing that such insurance shall not be cancelled or amended except after thirty (30) days prior written notice to Master Lessor and Sublessor. All certificates delivered to Master Lessor and Sublessor shall specify the limits of the policy and all deductibles thereunder.

ARTICLE 11:  NOTICES.

11.1 NOTICE REQUIREMENTS. All notices, demands, consents, and approvals which may or are required to be given by either party to the other under this Sublease shall be in writing and may be given by (i) personal delivery, (ii) nationally recognized overnight courier such as Federal Express, (iii) facsimile transmission, or (iv) United States registered or certified mail addressed as shown in Article 1. Any notice or demand so given shall be deemed to be delivered or made on (i) the date personal service is effected, (ii) the next business day if sent by overnight courier, (iii) the same day as given if sent by facsimile transmission which is received by 5:00 p.m. Pacific time so long as a copy is concurrently deposited in the United States mail, postage prepaid, or
(iv) the second business day after the same is deposited in the United States Mail as registered or certified and addressed as above provided with postage thereon fully prepaid. Either party hereto may change its address at any time by giving written notice of such change to the other party in the manner provided herein at least ten (10) calendar days prior to the date such change is desired to be effective.

11.2 NOTICES FROM MASTER LESSOR. Each party shall provide to the other party a copy of any notice or demand received from or delivered to Master Lessor within one (1) business day of receiving or delivering such notice or demand.

ARTICLE 12: DAMAGE, DESTRUCTION, CONDEMNATION. To the extent that the Master Lease gives Sublessor any rights following the occurrence of any damage, destruction or condemnation to terminate the Master Lease, to repair or restore the Sublease Premises, to contribute toward such repair or restoration costs to avoid termination, to obtain and utilize insurance or condemnation proceeds to repair or restore the Sublease Premises, or any similar rights, such rights shall be reserved to and exercisable solely by Sublessor, in its sole and absolute discretion, and not by Sublessee. The exercise of any such right by Sublessor shall under no circumstances constitute a default or breach under this Sublease or subject Sublessor to any liability therefor.

ARTICLE 13: ENTRY BY SUBLESSOR. Sublessee shall permit Sublessor and its agents to enter the Sublease Premises at any reasonable time during business hours (i.e., between 8:00 a.m. and 5:00 p.m.) for the purpose of inspecting the same or posting a notice of non-responsibility for alterations, additions or repairs, provided that Sublessor provides at least twenty-four (24) hours prior notice (except that no notice shall be required in the case of emergency).

ARTICLE 14:  INDEMNITY; EXEMPTION OF SUBLESSOR FROM LIABILITY.

14.1 SUBLESSEE INDEMNITY. Sublessee shall indemnify, defend (with counsel reasonably satisfactory to Sublessor), protect and hold harmless Sublessor and its agents, employees, contractors, stockholders, officers, directors, successors and assigns from and against any and all claims, demands, actions, suits, proceedings, liabilities, obligations, losses, damages, judgments, costs, penalties, fines, and expenses (including, but not limited to, attorneys', consultants' and expert witness fees) arising out of, resulting from, or related to (i) any injury or death to any person or injury or damage to property caused by, arising out of, or involving any of the following: (A) Sublessee's use of the Sublease Premises, the conduct of Sublessee's business therein, or any activity, work or thing done, permitted or suffered by Sublessee in or about the Sublease Premises or the common areas of the Building, (B) a breach by Sublessee in the performance in a timely manner of any obligation of Sublessee to be performed under this Sublease, or (C) the negligence or willful misconduct of Sublessee or Sublessee's agents, contractors, employees, subtenants, licensees, or invitees, and/or (ii) the storage, use, generation, discharge, treatment, transportation, presence, release or disposal of any Hazardous Material by Sublessee or its agents, employees, invitees, visitors or contractors in, on, over, through, from, about, or beneath the Sublease Premises or any nearby premises. This indemnity shall survive the expiration or earlier termination of this Sublease.

14.2 SUBLESSOR INDEMNITY. Sublessor shall indemnify, defend (with counsel reasonably satisfactory to Sublessee), protect and hold Sublessee harmless from and against any and all claims, demands, actions, suits, proceedings, liabilities, obligations, losses, damages, judgments, costs, expenses (including, but not limited to, attorneys', consultants' and expert witness fees) arising out of, resulting from, or related to any injury or death to any person or injury or damage to property caused by, arising out of, or involving:
(i) the active negligence or willful misconduct of Sublessor or Sublessor's agents, contractors, employees, subtenants, licensees, or invitees, or (ii) any breach or any representation or warranty of Sublessor made under this Sublease, or (iii) any breach under the Master Lease by Sublessor. This indemnity shall survive the expiration or earlier termination of this Sublease.

14.3 SUBLESSEE WAIVER. Sublessee, as a material part of the consideration to Sublessor, hereby assumes all risk of damage to property or injury to persons in, upon or about the Sublease Premises arising from any cause and Sublessee hereby waives all claims in respect thereof against Sublessor, except in connection with damage or injury caused solely by the gross negligence or willful misconduct of Sublessor or its authorized agents; provided, however, that in no event shall Sublessor be liable for any loss of profits or any special, indirect, incidental, consequential or punitive damages, however caused and on any theory of liability. This waiver shall survive the expiration or earlier termination of this Sublease.

14.3 MUTUAL WAIVER OF SUBROGATION. Each party (the "FIRST PARTY") hereby releases the other party (the "SECOND PARTY"), and its partners, officers, agents, employees, and servants, from any and all claims, demands, loss, expense, or injury to the Sublease Premises or to the furnishings, fixtures, equipment, inventory, or other property in, about, or upon the Sublease Premises, which is caused by or results from perils, events, or happenings which are the subject of fire or other casualty insurance carried by the First Party at the time of such loss or which would have been in force had the First Party carried the insurance required hereunder or by the Master Lease (collectively, the "EFFECTIVE COVERAGE") irrespective of any negligence on the part of the Second Party that may have contributed to or caused such loss; subject to the following limitations: (i) the Second Party shall not be released from any liability to the extent that such damages are not covered by the insurance recovery under the Effective Coverage or are the result of willful acts by the Second Party, and (ii) the Second Party shall be responsible for reimbursing the First Party for any deductible owed as a result of such damages. Each party shall use commercially reasonable efforts to obtain, if needed, appropriate endorsements to its policies of insurance with respect to the foregoing releases; provided, however, that failure to obtain such endorsements shall not affect the releases hereinabove given.

ARTICLE 15: ASSIGNMENT AND SUBLETTING. Sublessee shall not voluntarily or by operation of law assign this Sublease or enter into license or concession agreement, sublet all or any part of the Sublease Premises, or otherwise transfer, mortgage, pledge, hypothecate or encumber all or any part of Sublessee's interest in this Sublease or in the Sublease Premises or any part thereof, without the prior written consent of Master Lessor (pursuant to the terms of the Master Lease) and Sublessor (whose consent shall not be unreasonably withheld, conditioned or delayed). Any attempt to do so without such consent being first had and obtained shall be wholly void and shall constitute a default by Sublessee under this Sublease. Sublessee hereby irrevocably assigns to Sublessor all Rent and other sums or consideration in any form, from any subletting or assignment, and agrees that Sublessor, as assignee and as attorney-in-fact for Sublessee, or a receiver for Sublessee appointed upon Sublessor's application, may collect such Rent and other sums and apply the same against amounts owing to Sublessor in the event of Sublessee's default; provided, however, that until the occurrence of any act of default by Sublessee or Sublessee's subtenant, Sublessee shall have the right to collect such sums, provided that all sums in excess of the Minimum Monthly Rent set forth herein which any subtenant covenants to pay shall belong solely and exclusively to Sublessor and be paid to Master Lessor in accordance with Section 18.5 of the Master Lease. Notwithstanding any assignment or subletting, Sublessee shall not be relieved of its obligations hereunder, and a consent to one assignment or subletting shall not constitute a consent to any other assignment or subletting or a waiver of the provisions of this section.

ARTICLE 16: DELIVERY OF DOCUMENTS. Sublessee shall execute and deliver any document or other instrument required by Master Lessor or Sublessor pursuant to the Master Lease within five (5) days following receipt of a written request from Master Lessor or Sublessor. Failure to comply with this provision shall constitute a default by Sublessee under this Sublease without any further notice to Sublessee.

ARTICLE 17: HOLDING OVER. Any holding over by Sublessee after the termination of the Sublease Term shall constitute a tenancy at sufferance and not a renewal or extension of this Sublease or give Sublessee any rights in or to the Sublease Premises. In the event of any such holding over, Sublessor and Master Lessor may seek any and all remedies available to Sublessor and/or Master Lessor at law or in equity, and Sublessee shall pay Sublessor upon demand, (i) an amount equal to the greater of : (A) One Hundred Seventy Five Percent (175%) of the most recent applicable Minimum Monthly Rent, or (B) fair market value for the Sublease Premises at such time, computed on a daily basis for each day of the holdover period, plus (ii) all other amounts due and payable under the Sublease, plus
(iii) all other amounts that Sublessor may become liable for under the Master Lease; provided nothing herein shall be construed to require Sublessee to be responsible for consequential damages.

ARTICLE 18: OPTIONS. Any right of Sublessor to extend or renew the term of the Master Lease or to expand the Premises (if any), shall be reserved to and exercisable solely by Sublessor, in its sole discretion, and not by Sublessee. Sublessor agrees to exercise such rights to extend or renew the Master Lease only to the extent necessary to fulfill its obligations under this Sublease.

ARTICLE 19: PARKING. Subject to the terms of the Master Lease and such reasonable rules and regulations that may be promulgated by Master Lessor and/or Sublessor from time to time, Sublessee shall have the non-exclusive right in common with other tenants and occupants of the Building to use, free of a monthly fee during the Sublease Term, the number of parking spaces referenced in
Article 1, located in the Phase One common areas.

ARTICLE 20: SIGNAGE. Subject to the terms and conditions of Section 8.3 of the Master Lease, Sublessee shall have the right to place up to two (2) signs on the two (2) building facades (an example of which is shown on one of the attachments to EXHIBIT D) closest to the Southwest corner of the building of which the Sublease Premises are a part. Such two (2) signs shall not exceed in the aggregate Thirty (30) square feet and shall otherwise be in strict compliance with the sign criteria attached hereto as EXHIBIT D.

ARTICLE 21: FURNITURE. For the Sublease Term and subject to the terms of Paragraph 14, Sublessee shall be entitled to use all existing furniture currently located at the Sublease Premises, which is shown on the furniture layout attached as EXHIBIT E (the "Furniture"). In the event that Sublessee requires additional furniture, fixtures or equipment, Sublessee shall acquire such furniture, fixtures or equipment at its sole cost and expense. Sublessee agrees to take possession of the Furniture "AS IS", without relying on any representation or warranty by Sublessor as to the condition of the Furniture. Sublessee further acknowledges that neither Sublessor nor its agents have made any representations or warranties, express or implied, as to the suitability or fitness of the Furniture for the conduct of Sublessee's business or for any other purpose. Sublessee agrees, at its sole cost and expense, to maintain the Furniture in the same condition and repair, allowing for reasonable wear and tear. In accordance with the terms of Section 12 the Master Lease, Sublessee shall maintain insurance on the Furniture during the Sublease Term in an amount not less than the full replacement cost thereof. In the event that the Furniture is damaged during the Sublease Term, Sublessor shall be given the insurance proceeds for the replacement cost of the Furniture damaged; provided, however, Sublessor shall be under no obligation to replace the damaged Furniture. Any installations, replacements, and substitutions of parts or accessories with respect to any of the Furniture shall be paid for by Sublessee and shall constitute accessions and shall become part of the Furniture and shall be the property of Sublessor. Sublessor shall not be under any liability or obligation in any manner to provide service, maintenance, replacements or repairs for the Furniture. The Furniture shall remain at all times the property of Sublessor, and shall be used by Sublessee during the Sublease Term free of charge; provided, however, if during the entire Sublease Term Sublessee fully and faithfully performs every provision of this Sublease to be performed by it, then following Sublessee's surrender of the Sublease Premises in the condition required by this Sublease, Sublessor shall transfer all right, title and interest in the Furniture to Sublessee for no additional consideration and shall execute a bill of sale acknowledging such transfer (with all transfer taxes to by paid by Sublessee).

ARTICLE 22: GENERAL PROVISIONS.

22.1 SEVERABILITY. If any term or provision of this Sublease shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Sublease shall not be affected thereby, and each term and provision of this Sublease shall be valid and enforceable to the fullest extent permitted by law.

22.2 ATTORNEYS' FEES; COSTS OF SUIT. If Sublessee or Sublessor shall bring any action or proceeding for any relief against the other, declaratory or otherwise, arising out of this Sublease, including any suit by Sublessor for the recovery of Rent or possession of the Sublease Premises, the prevailing party shall be entitled to recover its reasonable attorneys' fees, expert witness' fees, and costs.

22.3 WAIVER. No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver of the breach of any covenant, term or condition shall not be deemed to be a waiver of any other covenant, term or condition or any subsequent failure to perform the same or any other such term, covenant or condition. Acceptance by Sublessor of any performance by Sublessee after the time the same shall have become due shall not constitute a waiver by Sublessor of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Sublessor in writing.

22.4 BROKERAGE COMMISSIONS. The parties represent and warrant to each other that they have dealt with no brokers, finders, agents or other person in connection with the transaction contemplated hereby to whom a brokerage or other commission or fee may be payable, except for the brokers named in Article 1, whose fees shall be paid pursuant to a separate written agreement by Sublessor. Each party shall indemnify, defend and hold the other harmless from any claims arising from any breach by the indemnifying party of the representation and warranty in this
Section 22.4.

22.5 BINDING EFFECT. Preparation of this Sublease by Sublessor or Sublessor's agent and submission of the same to Sublessee shall not be deemed an offer to lease. This Sublease shall become binding upon Sublessor and Sublessee only when fully executed by Sublessor and Sublessee. Sublessor and Sublessee acknowledge and agree that this Sublease is expressly conditioned upon obtaining the consent of Master Lessor hereto following such full execution by Sublessor and Sublessee, which consent may be in the form attached as EXHIBIT C hereto or such other form as Master Lessor may require. In the event such consent is not so obtained within forty-five (45) days following the date of this Sublease, then this Sublease shall automatically terminate and be without further force or effect. In such event, Sublessor shall promptly return to Sublessee any Prepaid Rent and Security Deposit paid by Sublessee to Sublessor pursuant to this Sublease, and neither party shall have any liability to the other party thereafter accruing.

22.6 SUBLESSOR'S KNOWLEDGE. As used in this Sublease, the term "Sublessor's Knowledge" or words of similar import shall mean the actual current knowledge of Robert W. Kraiss and/or Catherine Eckerman, without the duty of further investigation or inquiry with respect to the matter to which such actual knowledge pertains; provided, however, in no event shall this Sublease give rise to any personal obligation, liability or duty on the part of Robert W. Kraiss and/or Catherine Eckerman, or any other trustee, officer, director, agent, representative or employee of Sublessor. Neither Robert W. Kraiss nor Catherine Eckerman shall not be charged with constructive or inquiry notice or knowledge, or imputed knowledge of any agents, contractors, or employees.

22.7 ENTIRE AGREEMENT. This instrument, along with any exhibits and addenda hereto, constitutes the entire agreement between Sublessor and Sublessee relative to the Sublease Premises. This Sublease may be altered, amended or revoked only by an instrument in writing signed by both Sublessor and Sublessee. There are no oral agreements or representations between the parties affecting this Sublease, and this Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements, representations and understandings, if any, between the parties hereto.

22.8 EXECUTION. This Sublease may be executed in one or more counterparts, each of which shall be considered an original counterpart, and all of which together shall constitute one and the same instrument. Each person executing this Sublease represents that the execution of this Sublease has been duly authorized by the party on whose behalf the person is executing this Sublease.

22.9 CONFLICT. In the event of any inconsistencies or conflicts between the terms of the Master Lease and this Sublease, as between Sublessor and Sublessee the terms of this Sublease shall control.

SUBLESSEE:

HOMEDIRECTOR, INC.
a Delaware corporation



By:      __________________________________

Name:    __________________________________

Title:   __________________________________




SUBLESSOR:

ADAPTEC, INC.,
a Delaware corporation


By:      __________________________________


Name:    __________________________________

Title:   __________________________________

                                    EXHIBIT A

                              COPY OF MASTER LEASE

                                [TO BE ATTACHED]

                                    EXHIBIT B

                                   FLOOR PLAN

                                [TO BE ATTACHED]

                                    EXHIBIT C

                               CONSENT TO SUBLEASE

                  This Consent to Sublease ("CONSENT") is made by Shea Center Livermore, LLC, a California limited liability company ("MASTER LESSOR") for the benefit of Adaptec, Inc., a Delaware corporation ("SUBLESSOR") and HomeDirector, a Delaware corporation ("SUBLESSEE"), in the context of the following facts:

         A.  Sublessor  is  leasing  from  Master  Lessor  approximately  36,400 rentable square feet located at 2501 Collier Canyon Road in the City of Livermore, California 94550 (the "PREMISES"), on the terms and subject to the conditions of that certain Triple Net Lease dated as of October 26, 2000 (the "MASTER LEASE").

         B. Sublessor desires to sublease to Sublessee a portion of the Premises consisting of approximately 11,470 rentable square feet (the "SUBLEASE
PREMISES"), and Sublessee desires to sublease the Sublease Premises from Sublessor, on the terms and conditions set forth in the Sublease Agreement to which this Consent is attached (the "SUBLEASE").

         C. Sublessor and Sublessee now desire to obtain the consent of Master Lessor to the Sublease as required by the Master Lease.

         NOW, THEREFORE, Master Lessor hereby consents to the execution and delivery of the Sublease by and between Sublessor and Sublessee and to the subletting of a portion of the Premises by Sublessor to Sublessee, subject to the following terms and conditions:

                  1. Sublessee shall not assign the Sublease Agreement nor sublet the Sublease Premises in whole or part, and shall not permit Sublessee's interest in the Sublease to be vested in any third party by operation of law or otherwise, without Master Lessor's prior written consent, which consent shall not be unreasonably withheld provided that Sublessee fully complies with all of the applicable requirements of the Master Lease.

                  2. This Consent shall not be deemed to be a consent to any subsequent assignment or subletting. Master Lessor shall not be deemed to have waived any rights under the Master Lease by virtue of this Consent.

                  3. The Sublease is in all respects subject and subordinate at all times to the terms of the Master Lease. Insofar as the specific terms of the Sublease purport to amend or modify or are in conflict with the specific terms of the Master Lease, the terms of the Master Lease shall control. Master Lessor assumes no liability whatsoever on account of anything contained in the Sublease.

                  4. Neither the Sublease nor Master Lessor's consent thereto shall release or discharge Sublessor from any liability under the Master Lease, and Sublessor shall remain liable and responsible for the full performance and observance of all of the provisions, covenants and conditions set forth in the Master Lease on the part of Sublessee to be performed and observed.

                  5. Any rights of Sublessee under the Sublease may be enforced only against Sublessor, and Sublessee shall have no right to enforce any of Sublessor's rights under the Master Lease against Master Lessor by virtue of the Sublease, this Consent, or otherwise.

                  6. Master Lessor consents to Sublessee placing up to two (2) signs on the two (2) building facades closest to the Southwest corner of the building of which the Sublease Premises are a part. Such two (2) signs shall not exceed in the aggregate Thirty (30) square feet and shall otherwise be in strict compliance with the sign criteria applicable to the Premises.

MASTER LESSOR

Shea Center Livermore, LLC,
a California limited liability company

By:      __________________________________

Name:    __________________________________

Title:   __________________________________

                                    EXHIBIT D

                                SIGNAGE CRITERIA


                                [To be attached.]

                                    EXHIBIT E

                                FURNITURE LAYOUT


                                [To be attached.]